EXHIBIT 10.3

                                 Amendment No. 1
                                     to the
             Carolina First BancShares, Inc. 1990 Stock Option Plan

         This Amendment No. 1 ("Amendment") to the Carolina First BancShares, Inc. 1990 Stock Option Plan is made and executed this 20th day of May, 1999, to be effective as of May 1, 1999.

         WHEREAS, the Board of Directors of Carolina First BancShares, Inc. (the "Corporation"), deems it to be in the best interests of the Corporation and its shareholders to effect certain amendments to the Carolina First BancShares, Inc. 1990 Stock Option Plan (the "Plan") pursuant to Section 5.3 of the Plan, which amendments do not require approval of the stockholders of the Corporation;

         NOW, THEREFORE, in accordance with Section 5.3 of the Plan, the Plan is hereby amended as follows:

         1.  Definition  of  Acceleration  Event.   Section  1.2 of  the Plan is
hereby  amended by removing  subsection  (a) thereto  andrenumbering subsections
(b) and (c) accordingly.

         2. Definition of Change in Control. Section 1.2 of the Plan is hereby amended by adding the following definition as new subsection (c):

         (c) "Change in Control" means and includes each of the following:

                  (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on May 1, 1999 (the "Amendment Date") the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses
         (i), (ii) and (iii) of subsection (3) of this definition; or

                  (2) Individuals who, as of the Amendment Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Amendment Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and
         (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         3. Committee Requirements. The first two sentences of Section 1.3 shall be deleted in their entirety, and the following sentences are substituted in lieu thereof:

         The Plan shall be administered by the Compensation and Benefits Committee of the Board (the "Committee") or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of two or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Company, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 1.3) shall include the Board.

         4. Payment with Common Stock. Section 1.5(e) of the Plan is hereby amended by adding the following clause to the end of the first sentence:

         ; provided that if shares of Stock surrendered in payment of the exercise price were themselves acquired otherwise than on the open market, such shares shall have been held by the Optionee for at least six months.

         5. Acceleration Upon a Change in Control. Section 1.6 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

         1.6      Acceleration Upon a Change in Control.

                  Except as otherwise provided in the Option Agreement, upon the occurrence of a Change in Control, all outstanding Options,
                  SARs, and STARs shall become fully exercisable and all restrictions on outstanding Options, SARs, and STARs shall lapse; provided, however that such acceleration will not occur if, in the opinion of the Company's accountants, such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that
                  (a) would otherwise qualify for such accounting treatment, and
                  (b) is contingent upon qualifying for such accounting treatment. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in
                  Section 2.2, the excess Options shall be deemed to be Nonqualified Stock Options.

         6.  Acceleration  Upon Certain  Events  Not  Constituting a  Change  in
Control.    Section  1.7  of  the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

         1.7 Acceleration Upon Certain Events Not Constituting a Change in Control.

                  In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control (as defined in Section 1.2(c)) but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
                  Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, SARs, and STARs to be fully exercisable, and/or all restrictions on all outstanding Options, SARs, and STARs to have lapsed, in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 2.2, the excess Options shall be deemed to be Nonqualified Stock Options.

         7. Acceleration for Any Other Reason; Changes in Capital Structure. The Plan is hereby amended by adding the following as Sections 1.8 and 1.9 of the Plan and by renumbering the present Section 1.8 to Section 1.10:

         1.8      Acceleration for Any Other Reason.

                  Regardless  of whether an event has  occurred as  described in
                  Section 1.6 or 1.7 above, the Committee may in its sole discretion at any time determine that all or a portion of an Optionee's Options, SARs, and STARs shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Options, SARs, and STARs shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 1.8.

         1.9      Changes in Capital Structure.

                  In the event a stock dividend or stock split is declared, the authorization limits under Section 5.1 and 5.4 shall be changed proportionately, and the shares of Stock then subject to each Award shall be increased or decreased proportionately and appropriately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award, or, subject to Section 11.2, there shall be made such other equitable adjustment as the Committee shall approve.

         8. Continued Employment. Section 2.3 of the Plan is hereby amended by adding the following clause to the end of the first sentence:

         ; provided that with respect to Incentive Stock Options, if a period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed whether by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

         9. Termination of Employment. Section 3.1(b) of the Plan is hereby changing the term "Stock Option Committee" to "Committee" and by deleting the words "an Incentive or" from the first sentence.

         10. Section 83(b) Election. Section 3.2 of the Plan shall be deleted in its entirety.

         11. Certain Tax Code References. All references in the Plan to Section 422A of the Code shall be changed to refer to "Section 422 of the Code," except the references to Section 422A(c)(7) contained in Sections 1.5(c) and 1.5(d) of the Plan, which shall be changed to refer to "Section 22(e)(3) of the Code," and all references in the Plan to Section 425 of the Code, or any subsection thereof, shall be changed to refer to "Section 424 of the Code," or the corresponding subsection thereof.

         12. Effect of Amendment. As modified hereby, the provisions of the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be duly executed as of the date first above written.

                         Carolina First BancShares, Inc.


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